EXHIBIT 99.1

PRIORITY HEALTHCARE ANNOUNCES AGREEMENT TO BE ACQUIRED BY EXPRESS SCRIPTS

LAKE MARY, FL, July 21, 2005—Priority Healthcare Corporation (“Priority”) (Nasdaq: PHCC) announced today the signing of a definitive agreement to be acquired by Express Scripts, Inc. (Nasdaq: ESRX) in a cash transaction for $28 per share, or $1.3 billion. Priority, headquartered near Orlando, Fla., is among the nation’s largest specialty pharmacy and distribution companies. The transaction is expected to close in the fourth quarter of 2005, subject to customary closing conditions, approval of Priority’s stockholders, and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

Specialty pharmaceuticals are the fastest growing component of prescription drug spend, totaling approximately $35 billion in 2004 and expected to exceed $70 billion in 2008. Express Scripts’ specialty pharmacy subsidiary, CuraScript Pharmacy, Inc., headquartered in Orlando, Fla., was acquired by Express Scripts in January, 2004. With the addition of Priority, CuraScript will become one of the nation’s largest specialty pharmacy and distribution companies, with over $3 billion in annual revenues. CuraScript’s broad specialty pharmacy product line will have particular strength in oncology, multiple sclerosis, rheumatoid arthritis, hepatitis, fertility, hemophilia, asthma, pulmonary hypertension and psoriasis.

“This acquisition strengthens CuraScript’s position as one of the leaders in the specialty marketplace and reinforces our business model, which is built around the alignment of interests with clients and patients,” stated George Paz, president and chief executive officer of Express Scripts. “The increase in size and scale strengthens our ability to provide greater affordability of specialty drug therapy.”

“We are creating one of the largest and most comprehensive specialty platforms in the industry,” noted Dom Meffe, senior vice president of specialty pharmacy at Express Scripts and president and chief executive officer of CuraScript. “Our client-centric, patient care model will include an enhanced capacity for providing cost-effective, single-source solutions for the broad range of specialty therapies.”

“Priority has built strong capabilities in specialty pharmacy, infusion and distribution across a comprehensive portfolio of specialties. All of our customers will benefit from the combined strengths of the two organizations,” added Steve Cosler, president and chief executive officer of Priority. “This transaction demonstrates our commitment to serving the needs of all our constituents, providing opportunities for our employees, and delivering value to our stockholders.”

Using the optimal distribution channel for high-cost, complex specialty drugs provides improved opportunities for payors to manage specialty costs. “Traditional direct-to-patient pharmacy programs, combined with the efficiencies gained from organizing elements of the supply chain will offer clients and patients alike with an ideal one-stop delivery solution,” notes Meffe.

Under the terms of the agreement, each Priority share outstanding will be exchanged for $28.00 in cash. Express Scripts expects to finance the acquisition with cash on hand and bank debt.

Express Scripts and Priority will hold an investor conference call on July 22, 2005 at 8:30 a.m. CDT (9:30 a.m. EDT) to discuss this transaction. The call will be broadcast live as well as replayed through the Internet. The webcast can be accessed through the Investor Relations section of Express Scripts’ website at http://express-scripts.com.

JPMorgan Securities, Inc. served as financial advisor and provided a fairness opinion to Priority on this transaction.

About Express Scripts

Express Scripts, Inc. is one of the largest PBM companies in North America providing PBM services to over 50 million members through facilities in thirteen states and Canada. Express Scripts serves thousands of client groups, including managed care organizations, insurance carriers, third-party administrators, government-sponsored benefit plans, employers, and union-sponsored benefit plans.

Express Scripts provides integrated PBM services, including network pharmacy claims processing, mail pharmacy services, benefit design consultation, drug utilization review, formulary management, disease management, and medical and drug data analysis services. The Company also provides distribution services for specialty pharmaceuticals. Express Scripts is headquartered in St. Louis, Missouri. More information can be found at http://www.express-scripts.com, which includes expanded investor information and resources.

About CuraScript

As an industry leader of specialty pharmacy services, CuraScript provides specialty injectable medications to individuals with chronic illnesses requiring complex, high-cost treatment. CuraScript is recognized for its exceptional comprehensive range of services tailored to the individual needs of patients, physicians, payors, clinicians, and pharmaceutical manufacturers. By combining administrative, clinical, technological and managed care expertise, CuraScript is able to provide clients with a single-source solution, cost-effective results and optimal patient care.

About Priority Healthcare Corporation

Priority Healthcare is the premier healthcare services company providing innovative, high quality and cost-effective solutions that enhance quality of life. As a national specialty pharmacy and distributor, Priority Healthcare provides biopharmaceuticals, complex therapies, related disease treatment programs and a portfolio of other service offerings for patients, payors, physicians and pharmaceutical manufacturers. The growing number of specialty areas serviced by Priority Healthcare include: oncology, gastroenterology, reproductive endocrinology, neurology, hematology, pulmonology, ophthalmology, rheumatology, endocrinology, infectious disease and nephrology, as well as ambulatory surgery centers. Additional information regarding Priority Healthcare is available online at www.priorityhealthcare.com.

Where to Find Additional Information

Priority plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a Proxy Statement in connection with the proposed transaction. Investors are urged to carefully read the Proxy Statement and any other relevant documents filed with the SEC when they become available, because they will contain important information about Priority and the proposed merger. The Proxy Statement will be mailed to the shareholders of Priority prior to the shareholder meeting. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement, when it becomes available, and other documents filed by Priority with the SEC, at the Web site maintained by the SEC at www.sec.gov. These documents may also be accessed and downloaded for free from Priority’s Web site at www.priorityhealthcare.com, or copies may be obtained, without charge, by directing a request to Chief Financial Officer, Priority Healthcare Corporation, 250 Technology Park, Lake Mary, Florida 32746, (407) 804-6700.

Participants in the Solicitation

Priority and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Priority in connection with the proposed transaction. Information regarding Priority’s directors and executive officers is contained in Priority’s proxy statement relating to its 2005 annual meeting of shareholders, which was filed with the SEC on April 8, 2005. Additional information regarding the interests of participants in the solicitation will be set forth in the Proxy Statement filed with the SEC in connection with the proposed transaction.

Safe Harbor Statement

Certain statements included in this press release, which are not historical facts, are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties, including those described in our public filings with the United States Securities and Exchange Commission; also including, but not limited to, changes in interest rates, competitive pressures, changes in customer mix, changes in third party reimbursement rates, financial stability of major customers, changes in government regulations or the interpretation of these regulations, changes in supplier relationships, growth opportunities, cost savings, revenue enhancements, synergies and other benefits anticipated from acquisition transactions, difficulties relative to integrating acquired businesses, the accounting and tax treatment of acquisitions, and asserted and unasserted claims, which could cause actual results to differ from those in the forward-looking statements. The forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

For further information:

Stephen Saft, Chief Financial Officer

(407) 804-6700